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                              EMPLOYMENT AGREEMENT

AGREEMENT, dated as of May 27, 1999 between Acquireu.com, Inc., a Florida corporation (the "Company") with its principal place of business located at 4901 NW 17th Way Suite #405 Ft. Lauderdale, Fl. 33309 and Douglas E. Greer (the "Executive") whose address is 10888 Avenida Santa Ana Boca Raton, FL. 33498.

                              W I T N E S S E T H :

         WHEREAS, the Company and the Executive desire that he shall be employed by the Company as President and Chief Executive Officer and as a Director of the Company upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premise and other good and valuable consideration, receipt of which is hereby acknowledged, the parties covenant and agree as follows:

         1.  Term of Employment.

         The Company shall employ the Executive and the Executive accepts employment by the Company on the terms and conditions hereof contained for a period commencing on this date and ending one years from the date of this Agreement. The initial period, together with any mutually agreed extensions, shall be called the "Employment Period".


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         2.  Duties

         (a) The Executive shall serve as the President and Chief Executive Officer of the Company, and shall perform such services and duties for the Company as may be reasonably assigned or delegated to him by the Board of Directors of the Company in such areas consistent with the Executive's position as the Board of Directors shall designate. The Executive shall have such reasonable responsibilities, duties, authority and control as shall be consistent with his executive position, including such duties and authority as would enable him to exert a reasonable degree of control in directing the operation of the Company for which he will be responsible, subject at all times to the ultimate authority, control and direction of the Board of Directors.

         (b) The Executive shall exert a portion of his business time and best efforts in the promotion of the Company's interests; except to the extent that Executive is engaged in the activities disclosed to the Board of Directors which shall not be deemed a breach of this provision.

         3.  Compensation.

         As compensation for his services hereunder, (a) the Company shall pay the Executive during the Employment Period a salary at the rate of Twenty Five Thousand Dollars ($25,000) (hereinafter the "base salary") per annum. Executive's Salary shall accrue and be payable upon the completion of the Company's Initial Public Offering and shall be paid in full at such time, notwithstanding whether the one year initial term has been reached.


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         (b) The Company will further reimburse the Executive for all expenses incurred by him in the performance of his duties hereunder which, if not in the ordinary course of business and consistent with Company policy.

         (c) The Executive shall be entitled to participate in all employee benefit plans of the Company, if any, which will be available to executive employees as of the date of this Agreement and such other plans or modifications of existing plans as any may become effective during the Employment Period, all consistent with Company policies and practices, generally applied. Executive shall receive a car allowance not less than $600.00 per month plus insurance on the car having a premium in an amount not greater than $2,000 per year as may be provided other executives of the Company.

         (d) The Executive shall be entitled to take vacations consistent with Company policy but in any event not less than four weeks during the Executive's first year with the Company (but that Executive hereby agrees that that vacation will not be taken in one consecutive four week period). Unused vacation days may not be accumulated year to year and additional compensation shall be paid for unused vacation time.

         (e) In the event of the Executive's disability (as hereinafter defined) or death, the Executive or his estate shall receive his salary pursuant to subsection 3(a) above No further or additional salary or compensation shall be due the Employee or his estate, except as may otherwise be payable under such Company benefit plans in which Employee shall be participating at that time. For the purpose of this Agreement, disability shall mean the inability of the Executive to render substantially all of the services of the character contemplated by this Agreement by reason


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of physical or mental conditions due to illness, accident or mental or physical incapacity or infirmity continuing for more than three (3) consecutive months. In the event of a dispute, the matter shall be referred to a physician mutually acceptable to the Company and the Executive.

         4.  Rights Under Other Plans and Programs.

         No provision of this Agreement is intended, nor shall it be construed, to reduce or in any way restrict, any benefit to which Executive may be entitled under any other agreement, plan or program of the Company or its subsidiaries or affiliates providing benefits for the Executive. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with the terms of such plan or program.

         5.  Termination of Agreement.

         The Company may terminate the employment of the Executive hereunder:

         (i) for "cause", if the Executive has failed to comply in a material way with his material covenants and obligations under this Agreement and such failure continues for a period of thirty (30) days after the Executive's receipt of written notice from the Company specifying the exact details of such alleged failure or if the Executive has been convicted of a felony or a crime involving moral turpitude; or

         (ii) if the Executive becomes disabled (as defined in Section 3(e) above); or


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         (iii) if the Executive dies.

In the event of any termination under this Section 5, the Company shall pay to the Executive or his estate all accrued salary through the date of such termination and such other benefits consistent with the terms and provisions of benefit plans in which the Employee is then participating. In addition, in the case of termination due to disability or death, the Company shall pay the Executive or his estate all amounts required under Section 3(e) above.

         (iv) if terminated without cause, than Executive shall be paid his salary for a period of one year following his termination, such payments to be payable at those times that his salary would have been paid had he not been terminated.

         6.  Assignment; Successors.

         All of the terms of this Agreement, whether so expressed or not, shall be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that this Agreement shall not be assigned by either party hereto except as set forth herein, provided, further, that nothing herein shall be construed so as to prevent, prohibit or limit in any way, the change in control, sale, merger or other business combination of the Company and any such action or similar action shall not be deemed an assignment of this Agreement by the Company nor shall it relieve the Company or its successors or assigns from its obligations to Executive under this Agreement.


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         7.  Notices.

         All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier such as Federal Express, or if mailed by First Class, certified mail, return receipt requested, postage and certification or registry fees prepaid, and addressed as follows:

         (a) If to Executive: Douglas E. Greer4901 NW 17th Way Suite #405 Ft. Lauderdale, Fl. 33309

         (b) If to Company: Board of Directors, Acquireu.com, Inc. 4901 NW 17th Way Suite #405 Ft. Lauderdale, Fl. 33309

                                With Copy to:  Richard Heller, Esq.
                                Shustak Jalil & Heller
                                545 Madison Ave.
                                New York, N.Y. 10022

         Either party by notice in writing mailed to the other may change the name and address to which notices, requests, demands and other communications shall be mailed.

         8.  Miscellaneous.

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida. The parties hereby irrevocably consent to the exclusive jurisdiction of the Courts of the State of Florida and of the Federal Court located in such state in connection with any action or proceeding arising out of or relating to this Agreement.


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         This Agreement embodies the entire agreement and understanding between the Company and the Executive and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision thereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


By: /s/Douglas E. Greer
   --------------------
Board Of Directors, Acquireu.com, Inc.
Douglas E. Greer, Director(s)




By: /s/Douglas E. Greer
   --------------------
Douglas E. Greer
Executive



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